Exhibit 99.1

LaserCard Corporation Reports Financial Results for
Fiscal Second Quarter Ended October 1, 2010

Mountain View, Calif. – October 28, 2010 – LaserCard Corporation (NASDAQ:LCRD), a leading provider of secure ID solutions, today announced the financial results for its fiscal 2011 second quarter ended October 1, 2010.

Revenues for the second quarter of fiscal 2011 were $12.7 million, compared with $11.6 million in the prior quarter and $15.7 million in the same quarter a year ago.  GAAP net income for the second quarter of fiscal 2011 was $0.8 million, or $0.07 per diluted share, compared with GAAP net income of $0.4 million, or $0.04 per diluted share, in the prior quarter, and GAAP net income of $1.8 million, or $0.15 per diluted share, in the same quarter a year ago.

LaserCard® optical security media card revenues for the quarter were $9.0 million compared with $11.9 million in the second quarter of fiscal 2010.  Revenues from specialty cards and printers totaled $3.7 million compared with $3.8 million from the same quarter a year ago.  Optical security media card backlog at October 1, 2010 was $9.6 million.

LaserCard Corporation’s cash, cash equivalents, and investments were $36.2 million at October 1, 2010.  Debt at October 1, 2010 totaled $0.1 million.

Non-GAAP Results
Non-GAAP net income for the second quarter of fiscal 2011 was $1.3 million, or $0.10 per diluted share, compared to non-GAAP net income of $0.9 million, or $0.07 per diluted share, in the prior quarter, and a non-GAAP net income of $1.9 million, or $0.15 per diluted share, in the same quarter a year ago.

Non-GAAP net income and net income per diluted share exclude expenses related to ASC 718 (formerly SFAS123R) stock-based compensation, the unrealized income relating to the fair value adjustment of auction rate securities and our UBS put option agreement, and exclude the gain related to the termination of a contract.

“We have achieved profitability over the past seven quarters due to the ongoing contributions from our core customer programs and the previously implemented refinements to our cost model” said Robert DeVincenzi, President and CEO of LaserCard. “As is typical in our business and industry, our program revenue and financial results will continue to be subject to fluctuations on a quarterly basis.”

Earnings Results Conference Call

LaserCard will hold a conference call to discuss its fiscal 2011 second quarter results today, October 28, 2010, at approximately 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time.  For access to the conference call, please call 773-799-3302 by 1:50 p.m. Pacific Time.  A taped replay of the call will be available for one week.  To access the replay, please call 203-369-1160.  You will need to reference the passcode “LaserCard” and the conference leader “Robert DeVincenzi.”  To listen to the call via the Internet, please log on to: www.lasercard.com or www.investorcalendar.com.  The Internet Webcast will be archived for one year.  A copy of this press release will be furnished to the Securities and Exchange Commission on a Form 8-K and be posted to our web site prior to the conference call.

About LaserCard Corporation

LaserCard Corporation, together with its subsidiaries, is a leading provider of secure ID solutions to governments and commercial clients worldwide. It develops, manufactures, and integrates LaserCard® optical security media cards, multi-technology cards, encoders, peripherals, smart and specialty cards, biometrics, and modular software. The Company’s cards and systems are used in various applications, including citizen identification, border security, government service delivery and facility access.

For more information, please go to www.lasercard.com.

Forward Looking Statement Disclaimer

All statements contained in this press release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are not historical facts or guarantees of future performance or events.  Rather, they are based on current expectations, estimates, beliefs, assumptions, goals and objectives and are subject to uncertainties that are difficult to predict.  As a result, our actual results may differ materially from the statements made.  Often such statements can be identified by the use of words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “visualizes,” “expects,” and “estimates.”  Examples of forward-looking statements in this release include our belief that quarterly results will fluctuate. This and other forward-looking statements in this press release are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to whether projected orders or scheduled delivery dates are rescheduled or canceled in whole or in part, that the complex nature of the secure ID business will continue to subject our results to fluctuations on a quarterly basis, and whether our other customers continue orders as currently expected as well as the other risk factors detailed in our Forms 10-K and 10-Q filings with the Securities and Exchange Commission under the caption “Risk Factors” and elsewhere in such reports.  Due to these and other risks, future actual results could differ materially from our expectations.  These forward-looking statements speak only as to the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP net income and non-GAAP EPS. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures" included at the end of this release.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our "recurring core business operating results," meaning our operating performance excluding not only non-cash charges, such as stock-based compensation, but also discrete cash charges or gains that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance as well as comparisons to our competitors' results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.  These non-GAAP financial measures may be different than those used by other companies, including our competitors.

Non-GAAP net income and EPS. We define non-GAAP net income as net income plus stock-based compensation, and unrealized fair-value adjustments less the related tax effects of such items plus other nonrecurring gains or losses. We define non-GAAP EPS as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis. We consider these non-GAAP financial measures to be a useful metric for management and investors. However, in order to provide a complete picture of our recurring core business operating results, we exclude from non-GAAP net income and non-GAAP EPS the tax effects associated with stock-based compensation and the impairment charges. Without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on our operating results. There are a number of limitations related to the use of non-GAAP net income versus net income calculated in accordance with GAAP. First, non-GAAP net income excludes some recurring costs, namely stock-based compensation. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Second, stock-based compensation is an important part of our employees' compensation and impacts their performance. Third, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income and EPS calculated in accordance with GAAP.

The accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

LASERCARD CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	October 1,	October 2,	October 1,	October 2,
	2010	2009	2010	2009

Revenues	$12,743	$15,716	$24,344	$32,024
Cost of sales	7,233	8,927	14,303	18,632
Gross profit	5,510	6,789	10,041	13,392

Operating expenses:
Selling, general, and administrative expenses	4,039	4,278	7,740	8,352
Research and development expenses	319	296	605	667
Total operating expenses	4,358	4,574	8,345	9,019
Operating income	1,152	2,215	1,696	4,373

Other income (expense), net	(7)	518	6	700

Income before income taxes	1,145	2,733	1,702	5,073

Provision for income tax	301	886	426	1,283

Net income	$844	$1,847	$1,276	$3,790

Net income per share:
Basic	$0.07	$0.15	$0.10	$0.31
Diluted	$0.07	$0.15	$0.10	$0.31

Weighted-average shares of common stock
used in computing net income per share:
Basic	12,281	12,172	12,263	12,143
Diluted	12,358	12,318	12,354	12,207

LASERCARD CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands)

	October 1,	April 2,
	2010	2010*
ASSETS
Current assets:
Cash and cash equivalents	$25,171	$33,180
Short-term investments	11,038	11,907
Accounts receivable, net of allowance of $31 at October 1, 2010	3,944	4,157
and $37 at April 2, 2010
Inventories, net of reserves of $917 at October 1, 2010	10,607	11,326
and $2,143 at April 2, 2010
Deferred contract costs	275	213
Prepaid and other current assets	980	1,280
Total current assets	52,015	62,063

Property, plant and equipment, net of accumulated depreciation of $25,134 at October 1, 2010	8,770	9,409
and $23,904 at April 2, 2010
Equipment held for resale	7,155	7,155
Restricted cash	142	-
Patents and other intangibles, net	263	307
Notes receivable	232	230
Deferred contract costs	79	79
Other non-current assets	48	48
Total assets	$68,704	$79,291

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,544	$1,236
Accrued liabilities	4,314	4,539
Deferred income tax liability	189	191
Advance payments from customers	2,028	6,525
Short-term debt	-	7,865
Deferred revenue	675	533
Deferred rent	286	270
Capital lease obligation	83	76
Total current liabilities	9,119	21,235

Capital lease obligation, net of current portion	23	77
Advance payments from customers, net of current portion	24,505	24,505
Deferred revenue, net of current portion	3,306	3,306
Deferred rent, net of current portion	810	954
Income tax payable	-	308
Total liabilities	37,763	50,385

Stockholders' equity:
Preferred stock, $0.01 par value:
Authorized - 2,000,000 shares
Issued - none	—	—
Common stock, $0.01 par value
Authorized - 30,000,000 shares
Issued and outstanding - 12,348,904 shares at October 1, 2010
and 12,234,882 shares at April 2, 2010	123	122
Additional paid-in capital	70,192	69,492
Accumulated deficit	(39,538)	(40,815)
Accumulated other comprehensive income	164	107
Total stockholders' equity	30,941	28,906

Total liabilities and stockholders’ equity	$68,704	$79,291

*Amounts derived from audited consolidated financial statements

LASERCARD CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
 (In thousands)

	Six Months Ended
	October 1,	October 2,
	2010	2009
Cash flows from operating activities:
Net income	$1,276	$3,790
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation and amortization	1,296	1,331
Fixed asset disposal	-	20
Provision (recovery) for doubtful accounts receivable	(19)	47
Provision for excess and obsolete inventory	13	951
Provision for warranty reserve	(51)	(13)
Stock-based compensation	787	1,131
Put option, loss on fair value	-	(68)
Mark to market, trading	-	(193)
Changes in operating assets and liabilities:
Decrease in accounts receivable	246	3,326
Decrease in inventories	722	1,435
Decrease (increase) in deferred contract costs	(62)	635
Decrease in other current assets	335	200
Increase in equipment held for resale	-	(89)
Decrease in other non-current assets	-	60
Increase (decrease) in accounts payable and accrued liabilities	(187)	2,451
Decrease in deferred income tax	(4)	(61)
Increase (decrease) in deferred revenue	142	(603)
Decrease in deferred rent	(128)	(111)
Decrease in advance payments from customers	(4,507)	(3,575)
Net cash provided by (used in) operating activities	(141)	10,664
Cash flows from investing activities:
Purchases of property and equipment	(640)	(605)
Acquisition of patents	(5)	(13)
Maturities of marketable securities	12,907	-
Purchases of marketable securities	(12,038)	-
Changes in restricted cash balance	(142)	-
Net cash provided by (used in) investing activities	82	(618)
Cash flows from financing activities:
Proceeds from sale of common stock through stock plans	-	228
Tax benefit on carryforward of gain from exercise of common stock options	-	858
Employee's taxes withheld and paid for restricted stock	(86)	(98)
Borrowing (repayment) on revolving credit agreement	(7,865)	373
Principal payments on capital lease obligation	(48)	(39)
Net cash provided by (used in) financing activities	(7,999)	1,322
Effect of exchange rate changes on cash and cash equivalents	49	(49)
Net increase (decrease) in cash and cash equivalents	(8,009)	11,319
Cash and cash equivalents:
Beginning of period	$33,180	$15,912
End of period	$25,171	$27,231

Supplemental disclosures - cash payments for:
Income taxes	$40	$60
Interest expense	$35	$92

Supplemental schedule of non-cash investing activities:
Unrealized gain in fair value of investments in earnings	$-	$(261)

LASERCARD CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO MOST DIRECTLY
COMPARABLE FINANCIAL MEASURES (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	October 1,	October 2,	October 1,	October 2,
	2010	2009	2010	2009

Non-GAAP net income:
GAAP net income	$844	$1,847	$1,276	$3,790
Stock-based compensation	373	560	786	1,131
Gain on fair value of investment	0	41	-	(193)
Loss related to the Put-Right option	0	(83)	-	(68)
Contract termination	0	(495)	-	(495)
Income tax effect of non-GAAP adjustments	44	(7)	76	(95)
Non-GAAP net income	$1,261	$1,863	$2,138	$4,070

Non-GAAP EPS:
Net income per share:
Basic	$0.10	$0.15	$0.17	$0.34
Diluted	$0.10	$0.15	$0.17	$0.33

Weighted-average shares of common stock
used in computing net income per share:
Basic	12,281	12,172	12,263	12,143
Diluted	12,358	12,318	12,354	12,207

As reported GAAP:
Net income per share:
Basic	$0.07	$0.15	$0.10	$0.31
Diluted	$0.07	$0.15	$0.10	$0.31

Weighted-average shares of common stock
used in computing net income per share:
Basic	12,281	12,172	12,263	12,143
Diluted	12,358	12,318	12,354	12,207